Exhibit 99.1

Verra Mobility Announces Fourth Quarter and Full Year 2021 Financial Results

•
Full year 2021 revenue of $550.6 million
•
Full year 2021 cash flows from operations of $193.2 million
•
Completed the installation of 695 cameras for the New York City Department of Transportation with the remainder completed in the first quarter of 2022
•
Executed five-year contract extension with Fox Rent A Car for tolling services
•
Reiterating 2022 financial guidance

Mesa, Ariz, April 21, 2022 – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the fourth quarter and full year ended December 31, 2021.

“Our 2021 results represent a year of strong execution and exemplary performance. We delivered across all aspects of our business plan – solid operating results as well as the execution of key strategic initiatives that diversify our business and position us in attractive market areas,” said David Roberts, Chief Executive Officer, Verra Mobility. “We have favorable tailwinds entering 2022 with recent flagship contract wins, including the school zone speed expansion in New York City, along with the anticipated continued recovery in travel in the United States and the rest of the world.”

Fourth Quarter 2021 Financial Highlights

•
Revenue: Total revenue for the fourth quarter of 2021 was $169.9 million, an increase of 70% compared to $100.2 million for the fourth quarter of 2020. The increase was attributable to growth in both service revenue and product sales in our Government Solutions segment due in part from the inclusion of Redflex operations, increase in service revenue in our Commercial Services segment resulting from improved travel demand and the inclusion of T2 Systems revenue since December 7, 2021.
•
Net income (loss): Net income for the fourth quarter of 2021 was $19.1 million, or $0.12 per share based on 159.9 million diluted weighted average shares outstanding. Net loss for the comparable 2020 period was $(14.1) million, or $(0.09) per share, based on 162.1 million diluted weighted average shares outstanding.
•
Adjusted Earnings Per Share (EPS): Adjusted EPS for the fourth quarter of 2021 was $0.25 per share compared to $0.13 per share for the fourth quarter of 2020.
•
Adjusted EBITDA: Adjusted EBITDA was $79.9 million for the fourth quarter of 2021 compared to $45.8 million for the same period last year. Adjusted EBITDA margin was 47% of total revenue for 2021 and 46% for 2020.

We report our results of operations based on three operating segments:

•
Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies, and other large fleet owners.
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Government Solutions delivers automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement related to speed, red-light, school bus, and city bus lane management.
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Parking Solutions provides an integrated suite of parking software and hardware solutions to universities, municipalities, parking operators, healthcare facilities and transportation hubs in the United States and Canada.

Fourth Quarter 2021 Segment Detail

•
The Commercial Services segment generated total revenue of $71.5 million, a 48% increase compared to $48.2 million in the same period in 2020. Segment profit was $43.7 million, a 74% increase from $25.2 million in the prior year. The significant increases in revenue and profit resulted from improved travel demand that positively impacted the rental car industry. The segment profit margin was 61% for 2021 and 52% for the same period in 2020.
•
The Government Solutions segment generated total revenue of $91.9 million, a 77% increase compared to $51.9 million in the same period in 2020. The increase was due to organic growth in service revenue and product sales as well as from the inclusion of Redflex operations with no comparable amounts in the prior year. The segment profit was $33.4 million, a 60% increase from $20.8 million in the prior year. The segment profit margin was 36% for 2021 and 40% for 2020.
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The newly created Parking Solutions segment generated total revenue of $6.5 million since December 7, 2021 with no comparable amounts in the prior year. The segment profit was $2.4 million with a profit margin of 37% for 2021.

Full Year 2021 Financial Highlights

•
Revenue: Total revenue for fiscal year 2021 was $550.6 million, an increase of 40% compared to $393.6 million for fiscal year 2020. Our acquisitions in 2021 contributed $45.0 million to revenue growth, and the remaining increase was mainly from Commercial Services service revenue resulting from improved travel demand, which has led to increased toll usage by RAC customers.
•
Net income (loss): Net income for fiscal year 2021 was $41.4 million, or $0.25 per share, based on 163.8 million diluted weighted average shares outstanding. Net loss for the comparable 2020 period was $(4.6) million, or $(0.03) per share, based on 161.6 million diluted weighted average shares outstanding.
•
Adjusted EBITDA: Adjusted EBITDA was $270.9 million for fiscal year 2021, compared to $181.8 million for fiscal year 2020. Adjusted EBITDA margin was 49% of total revenue for 2021 and 46% for 2020.

Liquidity: As of December 31, 2021, cash and cash equivalents were $101.3 million and we generated $193.2 million in cash flows from operations for 2021.

Redflex Acquisition: On June 17, 2021, we completed the acquisition of Redflex Holdings Limited (“Redflex”), an Australian company formerly listed on the Australian Securities Exchange. Redflex is a provider of intelligent traffic management products and services that are sold and managed in the Asia Pacific, North America, Europe and Middle East regions. Redflex designs, manufactures, and operates a wide range of platform-based solutions, utilizing advanced sensor and image capture technologies that enable active management of state and local motorways.

T2 Systems Acquisition: On December 7, 2021, we acquired T2 Systems Parent Corporation (“T2 Systems”), which offers an integrated suite of parking software and hardware solutions to its customers. This acquisition supports our strategy to expand and diversify into new markets within the mobility sector, and is included in the newly created Parking Solutions segment.

Business Operations Highlights and Contract Awards

•
Executed a five-year contract extension with Fox Rent A Car for tolling services
•
The Government Solutions segment completed the installation of 720 cameras for the New York City Department of Transportation with the last 25 invoiced in January 2022, and on February 17, 2022, it received a Notice to Proceed on the next 240 school zone speed cameras, which it expects to fully install in 2022.

2022 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of the factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release. In addition, the recent acquisitions of Redflex and T2 Systems include preliminary allocations of the fair values of assets acquired and liabilities assumed as of the acquisition date. Purchase price allocations are subject to change within the measurement period (up to one year from the acquisition date).

We are reiterating our 2022 financial guidance issued on March 31, 2022 based on our financial results to date and our current outlook for the remainder of the year. The table below summarizes our 2022 financial guidance:

Service revenue	$635 million - $652 million
Product sales	$59 million - $63 million
Total revenue	$694 million - $715 million
Adjusted EBITDA	$312 million - $322 million

Conference Call Details

Date: April 21, 2022

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)

U.S. and Canadian Callers Dial-in: (800) 289-0438

Outside of U.S. and Canada Dial-in: (323) 794-2423 for international callers with conference ID #4936039

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on May 05, 2022, by dialing (844) 512-2921 for the U.S. or Canada and (412) 317-6671 for international callers and entering passcode #4936039. In addition, an archived webcast will be available in the “News & Events” section of the Investor Relations page on our website at http://ir.verramobility.com.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

As a leading provider of connected mobility systems, Verra Mobility serves the world’s largest rental car companies and commercial fleets by managing tolling and violation transactions for millions of vehicles each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments and school districts mainly across North America operating thousands of speed, red-light, bus lane and school bus stop arm safety cameras, and by offering parking hardware and software solutions. Arizona-based Verra Mobility operates in North America, Australia, Europe and Asia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of our strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2022 financial and operational metrics. Forward-looking statements involve risks and uncertainties and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to: (1) the impacts on our operations and business resulting from our delayed 2021 Form 10-K filing; (2) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (3) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (4) customer concentration in our Commercial Services and Government Solutions segments; (5) decreases in the prevalence of automated photo enforcement or the use of tolling; (6) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (7) decreased interest in outsourcing from our customers; (8) our ability to properly perform under our contracts and otherwise satisfy our customers; (9) our ability to compete in a highly competitive and rapidly evolving market; (10) our ability to keep up with technological developments and changing customer preferences; (11) the success of our new products and changes to existing products and services; (12) our ability to successfully integrate our recent or future acquisitions; (13) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (14) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS and Adjusted EBITDA Margin are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA, which is included in our 2022 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use these non-GAAP financial metrics to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, earnings per share or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) adjusted to exclude interest expense, net, income taxes, depreciation and amortization. Adjusted EBITDA further excludes certain non-cash expenses and other transactions that management believes are not indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities.

Free Cash Flow

We define “Free Cash Flow” as cash flow from operations less capital expenditures.

Adjusted Net Income

We define “Adjusted Net Income” as net income (loss) adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$101,283	$120,259
Restricted cash	3,149	633
Accounts receivable (net of allowance for credit losses of $12.1 million and $11.5 million at December 31, 2021 and 2020, respectively)	160,979	168,783
Unbilled receivables	29,109	14,045
Inventory, net	12,093	113
Prepaid expenses and other current assets	41,456	24,204
Total current assets	348,069	328,037
Installation and service parts, net	13,332	7,944
Property and equipment, net	96,066	70,284
Operating lease assets	38,862	29,787
Intangible assets, net	487,299	342,139
Goodwill	838,867	586,435
Other non-current assets	14,561	2,699
Total assets	$1,837,056	$1,367,325
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$67,556	$34,509
Deferred revenue	27,141	749
Accrued liabilities	38,435	14,887
Payable to related party pursuant to tax receivable agreement, current portion	5,107	4,791
Current portion of long-term debt	36,952	9,104
Total current liabilities	175,191	64,040
Long-term debt, net of current portion	1,206,802	832,941
Operating lease liabilities, net of current portion	34,984	27,986
Payable to related party pursuant to tax receivable agreement, net of current portion	56,615	67,869
Private placement warrant liabilities	38,466	30,866
Asset retirement obligation	11,824	6,409
Deferred tax liabilities, net	47,524	21,148
Other long-term liabilities	5,686	494
Total liabilities	1,577,092	1,051,753
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	16	16
Common stock contingent consideration	36,575	36,575
Additional paid-in capital	309,883	373,620
Accumulated deficit	(81,416)	(94,850)
Accumulated other comprehensive (loss) income	(5,094)	211
Total stockholders' equity	259,964	315,572
Total liabilities and stockholders' equity	$1,837,056	$1,367,325

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
($ in thousands, except per share data)	2021	2020	2021	2020
Service revenue	$144,846	$90,982	$492,846	$336,274
Product sales	25,134	9,181	57,744	57,319
Total revenue	169,980	100,163	550,590	393,593
Cost of service revenue	1,713	828	5,337	3,967
Cost of product sales	14,247	4,735	29,809	29,573
Operating expenses	48,135	30,227	163,370	115,729
Selling, general and administrative expenses	37,155	25,446	123,407	89,664
Depreciation, amortization and (gain) loss on disposal of assets, net	31,995	28,842	116,801	116,844
Total costs and expenses	133,245	90,078	438,724	355,777
Income from operations	36,735	10,085	111,866	37,816
Interest expense, net	12,461	9,297	44,942	40,865
Change in fair value of private placement warrants	2,533	12,666	7,600	1,133
Tax receivable agreement liability adjustment	(2,677)	2,404	(1,016)	6,850
Loss on extinguishment of debt	—	—	5,334	—
Other income, net	(3,590)	(2,455)	(12,895)	(11,885)
Total other expenses	8,727	21,912	43,965	36,963
Income (loss) before income taxes	28,008	(11,827)	67,901	853
Income tax provision	8,942	2,255	26,452	5,431
Net income (loss)	$19,066	$(14,082)	$41,449	$(4,578)
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(1,648)	4,196	(5,305)	2,788
Total comprehensive income (loss)	$17,418	$(9,886)	$36,144	$(1,790)
Net income (loss) per share:
Basic	$0.12	$(0.09)	$0.26	$(0.03)
Diluted	$0.12	$(0.09)	$0.25	$(0.03)
Weighted average shares outstanding:
Basic	155,953	162,144	159,983	161,632
Diluted	159,965	162,144	163,778	161,632

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Year Ended December 31,
($ in thousands)	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$41,449	$(4,578)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	116,753	116,570
Amortization of deferred financing costs and discounts	5,170	5,437
Change in fair value of private placement warrants	7,600	1,133
Tax receivable agreement liability adjustment	(1,016)	6,850
Loss on extinguishment of debt	5,334	—
Credit loss expense	9,588	14,391
Deferred income taxes	(10,640)	(4,746)
Stock-based compensation	13,784	12,589
Other	308	1,210
Changes in operating assets and liabilities:
Accounts receivable, net	14,946	(90,592)
Unbilled receivables	(7,753)	5,964
Inventory, net	2,798	—
Prepaid expenses and other assets	(5,097)	3,829
Deferred revenue	(3,966)	58
Accounts payable and other current liabilities	8,296	(16,925)
Other liabilities	(4,383)	(4,281)
Net cash provided by operating activities	193,171	46,909
Cash Flows from Investing Activities:
Acquisitions, net of cash and restricted cash acquired	(451,237)	—
Purchases of installation and service parts and property and equipment	(24,998)	(24,260)
Cash proceeds from the sale of assets	265	107
Net cash used in investing activities	(475,970)	(24,153)
Cash Flows from Financing Activities:
Borrowings on revolver	25,000	—
Borrowings of long-term debt	1,245,500	—
Repayment of long-term debt	(884,530)	(28,779)
Payment of debt issuance costs	(10,646)	(1,078)
Payment of debt extinguishment costs	(1,066)	—
Share repurchase and retirement	(100,000)	—
Proceeds from exercise of stock options	155	—
Payment of employee tax withholding related to RSUs vesting	(5,691)	(4,147)
Net cash provided by (used in) financing activities	268,722	(34,004)
Effect of exchange rate changes on cash and cash equivalents	(2,383)	(290)
Net decrease in cash, cash equivalents and restricted cash	(16,460)	(11,538)
Cash, cash equivalents and restricted cash - beginning of period	120,892	132,430
Cash, cash equivalents and restricted cash - end of period	$104,432	$120,892

VERRA MOBILITY CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
($ in thousands)	2021	2020	2021	2020
Net income (loss)	$19,066	$(14,082)	$41,449	$(4,578)
Interest expense, net	12,461	9,297	44,942	40,865
Income tax provision	8,942	2,255	26,452	5,431
Depreciation and amortization	31,997	28,742	116,753	116,570
EBITDA	72,466	26,212	229,596	158,288
Transaction and other related expenses (i)	3,842	1,160	13,952	1,895
Transformation expenses (ii)	220	—	1,688	1,090
Change in fair value of private placement warrants (iii)	2,533	12,666	7,600	1,133
Tax receivable agreement liability adjustment (iv)	(2,677)	2,404	(1,016)	6,850
Loss on extinguishment of debt (v)	—	—	5,334	—
Stock-based compensation (vi)	3,600	3,397	13,784	12,589
Adjusted EBITDA	$79,984	$45,839	$270,938	$181,845
(i)
Transaction and other related expenses incurred in the three and twelve months ended December 31, 2021 primarily related to costs associated with our Redflex and T2 Systems acquisitions and other deal costs, and certain costs for the debt offering of senior unsecured notes and refinancing the first lien term loan in March 2021. Transaction and other related expenses incurred in 2020 related to costs associated with our Pagatelia and Redflex acquisitions and certain costs for refinancing our debt.
(ii)
Transformation expenses consist of severance and other employee separation costs related to exit activities initiated during each respective period.
(iii)
This consists of adjustments to the private placement warrants liability from the re-measurement to fair value at the end of each reporting period.
(iv)
The liability adjustment in 2021 is a result of lower estimated state tax rates due to changes in apportionment, whereas in 2020 it is a result of higher state tax rates due to changes in apportionment.
(v)
The loss on extinguishment of debt consists of a $4.0 million write-off of pre-existing deferred financing costs and discounts and $1.3 million of lender and third-party costs associated with the issuance of the 2021 first lien term loan.
(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation 2018 Equity Incentive Plan.

FREE CASH FLOW (Unaudited)

	For the Year Ended December 31,
($ in thousands)	2021	2020
Net cash provided by operating activities	$193,171	$46,909
Purchases of installation and service parts and property and equipment	(24,998)	(24,260)
Free cash flow	$168,173	$22,649

ADJUSTED EPS (Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
($ in thousands, except per share data)	2021	2020	2021
Net income (loss)	$19,066	$(14,082)	$41,449
Amortization of intangibles	23,086	22,860	89,945
Transaction and other related expenses	3,842	1,160	13,952
Transformation expenses	220	—	1,688
Change in fair value of private placement warrants	2,533	12,666	7,600
Tax receivable agreement liability adjustment	(2,677)	2,404	(1,016)
Loss on extinguishment of debt	—	—	5,334
Stock-based compensation	3,600	3,397	13,784
Total adjustments before income tax effect	30,604	42,487	131,287
Income tax effect on adjustments	(9,771)	(8,101)	(51,145)
Total adjustments after income tax effect	20,833	34,386	80,142
Adjusted Net Income	$39,899	$20,304	$121,591

Adjusted EPS	$0.25	$0.13	$0.74
Diluted weighted average shares outstanding	159,965	162,144	163,778

The Adjusted Net Income and Adjusted EPS for the twelve months ended December 31, 2020 were not presented as they were not meaningful due to the disproportionate effective tax rate for the period.

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com